As filed with the Securities and Exchange Commission on February 9, 2010
Registration No. 333-163513

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

POST-EFFECTIVE AMENDMENT NO. 1 TO
FORM S-8
REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ODYSSEY RE HOLDINGS CORP.
(Exact name of registrant as specified in its charter)

Delaware	52-2301683
(State or other jurisdiction of organization)	(IRS Employer Identification Number)

300 First Stamford Place
Stamford, CT 06902
(Address of Principal Executive Offices including Zip Code)
ODYSSEY RE HOLDINGS CORP. RESTRICTED SHARE AND EQUITY VALUE PLAN
(Full title of the Plan)

Peter H. Lovell, Esq.
Senior Vice President, General Counsel and Corporate Secretary
Odyssey Re Holdings Corp.
300 First Stamford Place
Stamford, CT 06902
(203) 977-8000
(Name, address and telephone number of agent for service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

EXPLANATORY NOTE
DEREGISTRATION OF SECURITIES
     On December 4, 2009, Odyssey Re Holdings Corp., a Delaware corporation (the “Registrant”), filed with the Securities and Exchange Commission a registration statement on Form S-8, Registration No. 333-163513 (the “Registration Statement”), registering 1,200,000 restricted equity value rights of the Registrant (“REVRs”), issuable pursuant to the Odyssey Re Holdings Corp. Restricted Share and Equity Value Plan. This Post-Effective Amendment No. 1 is being filed to remove from registration the REVRs that remain unsold as of the date hereof.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Post-Effective Amendment No. 1 to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Stamford, State of Connecticut, on February 9, 2010.

ODYSSEY RE HOLDINGS CORP.
By:	/s/ Andrew A. Barnard
Name:	Andrew A. Barnard
Title:	President and Chief Executive Officer

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Andrew A. Barnard Andrew A. Barnard	President, Chief Executive Officer and Director (Principal Executive Officer)	February 9, 2010

/s/ R. Scott Donovan R. Scott Donovan	Executive Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	February 9, 2010

* V. Prem Watsa	Director	February 9, 2010

* James F. Dowd	Director	February 9, 2010

*	Director	February 9, 2010
Anthony F. Griffiths

* Alan D. Horn	Director	February 9, 2010

* Brandon W. Sweitzer	Director	February 9, 2010

*By:	/s/ Andrew A. Barnard
Andrew A. Barnard
Attorney-in-fact